EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Krister Romeyn
T 404-465-2231

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com
Columbia Property Trust Reports Third Quarter 2014 Results
ATLANTA--October 30, 2014--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP) reported financial results today for the third quarter ended September 30, 2014.
Highlights:

•
For the third quarter of 2014, Normalized Funds from Operations (FFO) per diluted share was $0.51, Adjusted Funds from Operations (AFFO) per diluted share was $0.40, and Net Income Attributable to Common Shareholders per diluted share was $0.20

•
Advanced the execution of our strategy by acquiring 650 California Street in San Francisco for $310.2 million in the third quarter, and by selling two non-core office properties totaling $106.5 million in the third quarter and Lenox Park for $290.0 million in October

•	These and previous capital recycling transactions have improved our concentration in key markets and central business districts, and reduced our exposure to single-tenant buildings

•	Raised guidance for full year 2014 to Normalized FFO of $2.01 to $2.03 per diluted share
"Our goal for the past year has been to improve the overall quality of the portfolio with investment in value creation opportunities in key markets and the continued disposition of non-core assets. With $700 million of collective activity since the second quarter and nearly $1 billion for the year, we have reached our targets for 2014,” noted Nelson Mills, President and Chief Executive Officer. “The impact of this portfolio improvement has increased the concentration in multi-tenant and CBD properties. Same-Store Cash NOI is picking up pace in the second half of this year, as we experience a positive impact from the establishment of regional operations."
"As we look forward to 2015, our top priority will continue to be improving the portfolio with the pursuit of value-creating investment opportunities that increase our presence in core markets or provide an entry to targeted markets. While we've successfully completed most of our planned portfolio repositioning steps, we anticipate additional dispositions of selected single-tenant and suburban assets in non-core markets to further our strategy. These investment activities, as well as our focus on proactive leasing and management across the portfolio, will benefit from the expertise of our regional investment and asset management platforms. We’ve achieved substantial leasing and portfolio performance to date, and we believe we are well positioned to address manageable lease maturities over the next couple of years."

Acquisition Activity:
In September, we closed on the purchase of 650 California Street, a 478,392-square-foot, Class A office tower located in the Financial District of San Francisco for $310.2 million. The property is currently 88% leased, with more than half the current tenancy rolling in three years and in place-leases significantly below current market levels. The property is expected to have first-year in-place net operating income (NOI) of approximately $11 million.
Disposition Activity:
During the third quarter, we completed the sale of two separate office buildings for total proceeds of $106.5 million:

•	Sale of the 251,000-square-foot Class-A, single-tenant office property at 9 Technology Drive in Westborough, MA, for $47.0 million; and

•	Sale of the 248,000-square-foot Class-A, single-tenant office property at 7031 Columbia Gateway Drive in Columbia, MD, to the existing tenant for $59.5 million.
In October 2014, we completed the sale of the five-building, 1,040,000-square-foot Class-A, single-tenant office campus at Lenox Park in Atlanta, GA, for $290 million. Lenox Park is 100% leased to AT&T Corporation, and had annualized NOI of approximately $20 million.
Portfolio Highlights:

•
During the third quarter, we entered into leases for 123,000 rentable square feet of office space with an average lease term of approximately 9.8 years. Our third quarter leasing activity included 78,000 square feet of new leases and 45,000 square feet of renewal leases.

•	Subsequent to quarter end, the company renewed Edison Electric Institute for 77,000 square feet at Market Square in Washington D.C for 15 years. The prior expiration date was July 31, 2015.

•	As of September 30, 2014, our portfolio of 36 office properties was 93.5% leased and 92.9% occupied compared with 93.2% leased and 91.9% occupied as of September 30, 2013.

•
For leases executed during the quarter, we experienced a 58.7% increase in rental rates on a cash basis and a 71.6% increase in rental rates on a GAAP basis, primarily due to positive leasing at 221 Main Street, one of our recently acquired San Francisco assets.

Financial Results:
Net Income Attributable to Common Stockholders was $25.0 million, or $0.20 per diluted share, for the third quarter of 2014 compared with Net Income Attributable to Common Stockholders of $4.8 million, or $0.04 per diluted share, for the third quarter of 2013. Net Income Attributable to Common Stockholders was $36.4 million, or $0.29 per diluted share, for the first nine months of 2014 compared with $2.8 million, or $0.02 per diluted share, for the first nine months of 2013.
Normalized FFO was $64.1 million, or $0.51 per diluted share, for the third quarter of 2014 compared with $71.4 million, or $0.53 per diluted share, in the prior-year period. Normalized FFO was $193.8 million, or $1.55 per diluted share, for the first nine months of 2014 compared with $210.9 million, or $1.55 per diluted share, in the prior-year period.
AFFO was $49.4 million, or $0.40 per diluted share, for the third quarter of 2014 compared with $50.6 million, or $0.38 per diluted share, in the prior-year period. AFFO was $146.7 million, or $1.17 per diluted share, for the first nine months of 2014 compared with $143.8 million, or $1.06 per diluted share, in the prior-year period.
NOI for the third quarter of 2014 decreased 9.7% on a GAAP basis and decreased 6.8% on a cash basis compared with the prior-year period, primarily due to the sale of 18 properties in November 2013. NOI for the first nine months of 2014 decreased 10.9% on a GAAP basis and decreased 7.3% on a cash basis compared with the prior-year period, primarily due to the sale of 18 properties in November 2013. Same Store NOI for the third quarter of 2014 increased 2.2% compared with the prior-year period on a GAAP basis and increased 5.4% on a cash basis. Same Store NOI for the first nine months of 2014 was flat compared with the prior-year period on a GAAP basis and increased 4.3% on a cash basis.
Distributions:
For the third quarter of 2014, the Company paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on September 16, 2014 to stockholders of record as of September 2, 2014.
Guidance for 2014:
Based on acquisition and disposition activity to date, as well as stronger Same Store Cash NOI growth and lower expenses, the Company has increased both the upper and lower end of its guidance range for the full year 2014. For the year ending December 31, 2014, the Company now expects to report Normalized FFO in the range of $2.01 to $2.03 per diluted share and Net Income Available to Common Stockholders in the range of $0.35 to $0.37 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to Normalized FFO per diluted share is provided as follows:

	Full Year
	2014 Range
	Low	High
Net income available to common stockholders	$0.35	$0.37
Real estate depreciation & amortization	$1.57	$1.57
Other(1)	$0.09	$0.09
Normalized FFO	$2.01	$2.03

(1)
Includes impairment charges of $0.12 per share in the first and second quarter of 2014 and acquisition fees of $0.11 per share in the second and third quarter, offset by gains on sales of real estate assets of $0.14 per share.

The Company has updated the following assumptions for its portfolio to reflect recent acquisition, disposition and leasing activity. This guidance excludes the impact of the GAAP treatment of gain or loss on interest rate swaps.

•	Leased percentage at year end 2014 of 92.0% to 94.0%

•	Same Store Cash NOI growth of 3.0% to 4.0%

•	GAAP straight-lined rental income of $8 million to $9 million

•	G&A of $32 million to $33 million, excluding any unusual or one-time items

•	No additional dispositions (as of October 30, 2014, $426 million has been completed)

•	No additional acquisitions (as of October 30, 2014, $539 million has been completed)

•	Weighted average diluted share count of 125.0 million
The Company intends to provide detailed guidance for 2015, along with accompanying assumptions, when it reports results for the fourth quarter of 2014.

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on Friday, October 31, 2014, at 10:00 a.m. ET to discuss quarterly financial results, business highlights and provide a Company update. The number to call for this interactive teleconference is (212) 231-2902. A replay of the conference call will be available through November 7, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21734135.
The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company’s website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. As of September 30, 2014, Columbia Property Trust's portfolio consists of 36 office properties and one hotel, which include 57 operational buildings, comprising approximately 16.8 million square feet located in 12 states and the District of Columbia. For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.

Non-GAAP Supplemental Financial Measure Definitions:
The following non-GAAP Supplemental Financial Measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations as presented in the accompanying consolidated statements of operations.
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, and (iii) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) straight-line rental income - lease terminations, (iv) gain (loss) on interest rate swaps, (v) non-incremental capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI): Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) cash lease termination income, (v) amortization of deferred maintenance, (vi) straight-line rent, (vii) straight-line rent - lease terminations, (viii) net effect of above/(below) market amortization, (ix) GAAP lease termination expense (x) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI): GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	September 30, 2014	December 31, 2013
Assets:
Real estate assets, at cost:
Land	$789,967	$706,938
Buildings and improvements, less accumulated depreciation of $630,114 and $604,497, as of September 30, 2014 and December 31, 2013, respectively	3,046,359	2,976,287
Intangible lease assets, less accumulated amortization of $302,713 and $298,975, as of September 30, 2014 and December 31, 2013, respectively	259,146	281,220
Construction in progress	16,479	7,949
Real estate assets held for sale, less accumulated depreciation and amortization of $46,637, as of September 30, 2014	211,131	—
Total real estate assets	4,323,082	3,972,394
Cash and cash equivalents	46,433	99,855
Tenant receivables, net of allowance for doubtful accounts of $2 and $52 as of September 30, 2014 and December 31, 2013, respectively	8,200	7,414
Straight-line rent receivable	113,645	113,592
Prepaid expenses and other assets	28,320	32,423
Deferred financing costs, less accumulated amortization of $14,321 and $11,938, as of September 30, 2014 and December 31, 2013, respectively	9,334	10,388
Intangible lease origination costs, less accumulated amortization of $216,091 and $216,598, as of September 30, 2014 and December 31, 2013, respectively	113,447	148,889
Deferred lease costs, less accumulated amortization of $34,238 and $27,375, as of September 30, 2014 and December 31, 2013, respectively	97,273	87,527
Investment in development authority bonds	120,000	120,000
Other assets held for sale, less accumulated amortization of $13,631, as of September 30, 2014	23,853	—
Total assets	$4,883,587	$4,592,482
Liabilities:
Line of credit and notes payable	$1,590,824	$1,240,249
Bonds payable, net of discount of $881 and $1,070, as of September 30, 2014 and December 31, 2013, respectively	249,119	248,930
Accounts payable, accrued expenses, and accrued capital expenditures	100,911	99,678
Deferred income	26,478	21,938
Intangible lease liabilities, less accumulated amortization of $80,043 and $76,500, as of September 30, 2014 and December 31, 2013, respectively	79,198	73,864
Obligations under capital leases	120,000	120,000
Liabilities held for sale, less accumulated amortization of $2,432, as of September 30, 2014	3,037	—
Total liabilities	2,169,567	1,804,659
Commitments and Contingencies (Note 6)	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 and 900,000,000 shares authorized, 124,969,182 and 124,830,122 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	1,249	1,248
Additional paid-in capital	4,601,363	4,600,166
Cumulative distributions in excess of earnings	(1,886,346)	(1,810,284)
Other comprehensive loss	(2,246)	(3,307)
Total equity	2,714,020	2,787,823
Total liabilities and equity	$4,883,587	$4,592,482

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)		(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$104,938	$101,859	$309,326	$306,268
Tenant reimbursements	23,861	23,073	70,528	66,583
Hotel income	6,732	6,788	17,298	18,304
Other property income	1,450	782	5,754	2,036
	136,981	132,502	402,906	393,191
Expenses:
Property operating costs	41,144	39,783	118,956	114,436
Hotel operating costs	5,039	4,693	13,869	13,774
Asset and property management fees:
Related-party	—	—	—	4,693
Other	682	239	1,646	1,382
Depreciation	29,980	27,155	87,453	80,820
Amortization	19,476	19,705	58,218	59,589
Impairment loss on real estate assets	—	—	14,982	—
General and administrative	7,836	7,880	23,194	53,656
Listing costs	—	756	—	756
Acquisition expenses	7,996	—	14,098	—
	112,153	100,211	332,416	329,106
Real estate operating income	24,828	32,291	70,490	64,085
Other income (expense):
Interest expense	(19,273)	(26,567)	(56,043)	(78,750)
Interest and other income	1,803	9,125	5,415	27,349
Loss on interest rate swaps	(28)	(419)	(363)	(198)
	(17,498)	(17,861)	(50,991)	(51,599)
Income before income tax expense and gains on sale of real estate assets	7,330	14,430	19,499	12,486
Income tax expense	(409)	(424)	(416)	(646)
Income from continuing operations before gains of sale of real estate assets	6,921	14,006	19,083	11,840
Gain on sale of real estate assets	18,607	—	18,607	—
Income from continuing operations	25,528	14,006	37,690	11,840
Discontinued operations:
Operating loss from discontinued operations	(540)	(9,206)	(303)	(19,061)
Gain (loss) on disposition of discontinued operations	—	—	(978)	10,014
Loss from discontinued operations	(540)	(9,206)	(1,281)	(9,047)
Net income	$24,988	$4,800	$36,409	$2,793
Per-share information – basic:
Income from continuing operations	$0.20	$0.10	$0.30	$0.09
Loss from discontinued operations	$0.00	$(0.07)	$(0.01)	$(0.07)
Net income	$0.20	$0.04	$0.29	$0.02
Weighted-average common shares outstanding – basic	124,863	134,668	124,858	135,661
Per-share information – diluted:
Income from continuing operations	$0.20	$0.10	$0.30	$0.09
Loss from discontinued operations	$0.00	$(0.07)	$(0.01)	$(0.07)
Net income	$0.20	$0.04	$0.29	$0.02
Weighted-average common shares outstanding – diluted	124,938	134,668	124,921	135,661
Dividends per share	$0.300	$0.380	$0.900	$1.140

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of Net Income to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income	$24,988	$4,800	$36,409	$2,793
Adjustments:
Depreciation of real estate assets(1)	29,980	30,911	87,453	92,146
Amortization of lease-related costs(1)	19,476	22,027	58,218	66,301
Impairment loss on real estate assets(1)	—	12,870	14,982	29,737
Gain on sale of real estate assets - continuing operations	(18,607)	—	(18,607)	—
Loss (gain) on sale of real estate assets - discontinued operations	—	—	978	(10,014)
Funds From Operations adjustments	30,849	65,808	143,024	178,170
Funds From Operations	55,837	70,608	179,433	180,963
Real estate acquisition related costs	7,996	—	14,098	—
Shelf registration costs	269	—	269	—
Listing costs	—	756	—	756
Consulting and transition services fees(2)	—	—	—	29,187
Normalized FFO	64,102	71,364	193,800	210,906
Other income (expenses) included in net income, which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(3)	(931)	(411)	(2,131)	(1,584)
Straight-line rental income(1)	(2,195)	(5,638)	(6,074)	(18,188)
Straight-line lease termination income	(1,058)	(429)	1,966	(1,000)
Gain on interest rate swaps	(1,300)	(892)	(3,624)	(4,353)
Stock-based compensation expense in general and administrative(4)	488	—	1,511	—
Non-cash interest expense(5)	785	1,227	2,297	2,947
Total other non-cash adjustments	(4,211)	(6,143)	(6,055)	(22,178)
Non-incremental capital expenditures(6)	(10,491)	(14,595)	(41,038)	(44,887)
Adjusted FFO	$49,400	$50,626	$146,707	$143,841
Per-share information - basic
FFO per share	$0.45	$0.52	$1.44	$1.33
Normalized FFO per share	$0.51	$0.53	$1.55	$1.55
Adjusted FFO per share	$0.40	$0.38	$1.17	$1.06
Weighted-average shares outstanding - basic	124,863	134,668	124,858	135,661
Per-share information - diluted
FFO per share	$0.45	$0.52	$1.44	$1.33
Normalized FFO per share	$0.51	$0.53	$1.55	$1.55
Adjusted FFO per share	$0.40	$0.38	$1.17	$1.06
Weighted-average shares outstanding - diluted	124,938	134,668	124,921	135,661

(1)	Includes amounts attributable to consolidated properties, including discontinued operations.

(2)
Includes nonrecurring fees incurred under the consulting and transition services agreements. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(3)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(4)	This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan.

(5)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(6)
Non-Incremental capital expenditures are defined as capital expenditures related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of Net Income to Net Operating Income and Same Store Net Operating Income:
Net income	$24,988	$4,800	$36,409	$2,793
Net interest expense	19,273	26,567	56,043	78,750
Interest income from development authority bonds	(1,800)	(9,107)	(5,400)	(27,321)
Income tax expense	409	424	416	646
Depreciation	29,980	27,155	87,453	80,820
Amortization	19,476	19,705	58,218	59,589
EBITDA	$92,326	$69,544	$233,139	$195,277
Gain on sale of real estate assets	(18,607)	—	(18,607)	—
Real estate acquisition costs	7,996	—	14,098	—
Shelf registration costs	269	—	269	—
Listing costs	—	756	—	756
Impairment loss	—	—	14,982	—
Consulting and transition services fees(1)	—	—	—	29,187
Discontinued operations adjustment	—	20,079	978	41,150
Adjusted EBITDA	$81,984	$90,379	$244,859	$266,370
Asset management fees(2)	—	—	—	5,083
General and administrative	7,836	7,880	23,194	24,469
Shelf registration costs in general and administrative	(269)	—	(269)	—
Straight-line rent receivable write offs in general and administrative(3)	—	—	(114)	—
Interest rate swap valuation adjustment	(1,300)	(892)	(3,624)	(4,353)
Interest expense associated with interest rate swaps	1,328	1,311	3,987	4,551
Lease termination income - cash(4)	181	(6)	(6,314)	(6)
Amortization of deferred maintenance	27	54	321	149
Straight-line rental income(1)	(2,195)	(5,638)	(6,074)	(18,188)
Straight-line lease termination income	(1,058)	(429)	1,966	(1,000)
Net effect of above/(below) market amortization	(957)	(392)	(2,451)	(1,428)
NOI - Cash basis from discontinued operations adjustments	548	143	676	694
Net Operating Income - Cash Basis	$86,125	$92,410	$256,157	$276,341
Net Operating Income from:
Acquisitions(6)	(1,807)	—	(2,750)	—
Dispositions(7)	(477)	(12,876)	(4,823)	(37,974)
Same Store NOI - Cash Basis	$83,841	$79,534	$248,584	$238,367

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Includes adjustments for straight-line rent related to lease terminations within general and administrative expense.

(4)	Excludes adjustments for straight-line rent related to lease terminations.

(5)	Includes the following acquisition: 650 California Street and 221 Main Street.

(6)
Dispositions include: 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange Building, 160 Park Avenue, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of Net Income to Net Operating Income and Same Store Net Operating Income:
Net income	$24,988	$4,800	$36,409	$2,793
Net interest expense	19,273	26,567	56,043	78,750
Interest income from development authority bonds	(1,800)	(9,107)	(5,400)	(27,321)
Income tax benefit	409	424	416	646
Depreciation	29,980	27,155	87,453	80,820
Amortization	19,476	19,705	58,218	59,589
EBITDA	$92,326	$69,544	$233,139	$195,277
Gain on sale of real estate assets	(18,607)	—	(18,607)	—
Real estate acquisition costs	7,996	—	14,098	—
Shelf registration costs	269	—	269	—
Listing costs	—	756	—	756
Impairment loss	—	—	14,982	—
Consulting and transition services fees(1)	—	—	—	29,187
Discontinued operations adjustment	—	20,079	978	41,150
Adjusted EBITDA	$81,984	$90,379	$244,859	$266,370
Asset management fees(2)	—	—	—	5,083
General and administrative	7,836	7,880	23,194	24,469
Shelf registration costs in general and administrative	(269)	—	(269)	—
Interest rate swap valuation adjustment	(1,300)	(892)	(3,624)	(4,353)
Interest expense associated with interest rate swaps	1,328	1,311	3,987	4,551
Lease termination income - GAAP(3)	(877)	(435)	(4,462)	(1,006)
NOI - GAAP basis from discontinued operations adjustments	575	577	996	2,013
Net Operating Income - GAAP Basis	$89,277	$98,820	$264,681	$297,127
Net Operating Income from:
Acquisitions(4)	(3,137)	—	(5,006)	—
Dispositions(5)	(553)	(15,072)	(5,327)	(45,703)
Same Store NOI - GAAP Basis	$85,587	$83,748	$254,348	$251,424

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Includes adjustments for straight-line rent related to lease terminations.

(4)	Includes the following acquisition: 650 California Street and 221 Main Street.

(5)
Dispositions include: 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange Building, 160 Park Avenue, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.